                                                                     EXHIBIT 5.2

                        CONSENT OF PORTFOLIO CONSULTANT

The Sponsor, Trustee and Holders
 Equity Focus Trusts--CitiSector Series, 2000-C

  We hereby consent to the use of our name "Standard & Poor's Investment Advisory Services" included herein and to our firm in the Prospectus.

STANDARD & POOR'S INVESTMENT
ADVISORY SERVICES

New York, New York
November 29, 2000